SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 March 5, 2002

AGCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12930	58-1960019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4205 River Green Parkway, Atlanta, Georgia	30096-2568

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (770) 813-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On March 5, 2002, AGCO Corporation (“AGCO”) consummated the acquisition from Caterpillar Agricultural Products Inc. (“CAP”) of certain assets relating to the design, assembly and marketing of the MT 700 and MT 800 product lines of rubber tracked tractors (the “Business”). Pursuant to that certain Asset Purchase Agreement, dated as of December 16, 2001, and amended as of February 28, 2002 (the “Agreement”), by and among AGCO, Caterpillar Inc. and CAP, AGCO issued to CAP 1,020,356 shares of AGCO common stock. Based on the closing price of AGCO common stock on March 5, 2002, the aggregate value of the acquisition was approximately $21,274,423 million, or approximately $20.85 per share of AGCO common stock. This amount does not include certain technology and brand licensing fees that may be paid by AGCO in connection with the production of tractor units. AGCO intends to continue to use the purchased assets for the Business.

     The AGCO common stock issued in connection with the acquisition of the Business has not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This filing on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy such common stock.

     AGCO, headquartered in Duluth, Georgia, is a global designer, manufacturer and distributor of agricultural equipment and related replacement parts. AGCO products are distributed in 140 countries. AGCO offers a full product line including tractors, combines, hay tools, sprayers, forage equipment and implements through more than 7,750 independent dealers and distributors around the world. AGCO’s products are distributed under the brand names AGCO®, AGCOSTAR®, AG-Chem®, Farmhand®, FENDT™, Fieldstar®, GLEANER®, Glencoe®, Hesston®, LOR*AL®, Massey Ferguson®, New Idea®, RoGator®, SOILTEQ, Spra-Coupe®, Terra-Gator®, Tye®, White Planters, and Willmar®. AGCO provides retail financing through AGCO Finance in North America and through Agricredit in the United Kingdom, France, Germany, Ireland, Spain and Brazil. AGCO common stock is quoted on the New York Stock Exchange under the symbol “AG.”

Item 7. Financial Statements and Exhibits.

     (a)      Financial Statements of Business Acquired

     At the present time it is impractical to provide the required financial statements for the Business as required by this Item 7 of Form 8-K. AGCO will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than May 19, 2002 (60 days after this Report is required to be filed).

     (b)      Pro Forma Financial Information

     At the present time, it is impractical to provide the pro forma financial information relative to the acquisition described above in Item 2 as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. AGCO will file such required financial statements under cover of

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Item 7. Financial Statements and Exhibits. con’t.

Form 8-K/A as soon as practicable, but not later than May 19, 2002 (60 days after this Report is required to be filed).

(c)	Exhibits

2.1	Asset Purchase Agreement, dated as of December 16, 2001, and amended as of February 28, 2002, by and among AGCO Corporation, Caterpillar Inc. and Caterpillar Agricultural Products.

99.1	Press Release, dated March 5, 2002, issued by AGCO Corporation announcing closing of acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION (Registrant)

Dated: March 12, 2002	By:	/s/ C. Stephen D. Lupton

C. Stephen D. Lupton Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2.1	Asset Purchase Agreement, dated as of December 16, 2001, and amended as of February 28, 2002, by and among AGCO Corporation, Caterpillar Inc. and Caterpillar Agricultural Products. All schedules and exhibits identified on page iv of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished supplementally to the Commission upon request.

99.1	Press Release, dated March 5, 2002, issued by AGCO Corporation announcing closing of acquisition.

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